EXHIBIT 13

             CONSENT OF TANNER + CO., COMPANY'S INDEPENDENT AUDITORS
                     FOR THE YEARS ENDING DECEMBER 31, 2000,
                    DECEMBER 31, 1999, AND DECEMBER 31, 1998





                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------



Utah Medical Products, Inc.

         We consent to the incorporation by reference in Registration Statement Nos. 33-24781, 33-44100, 33-89394, and 33-89434 of Utah Medical Products, Inc.
on Forms S-8 of our report dated January 16, 2001, appearing in this Annual Report on Form 10-K of Utah Medical Products, Inc. for the years ended December 31, 2000, December 31, 1999, and December 31, 1998.



 /s/ Tanner + Co.



Salt Lake City, Utah
April 4, 2001